JPMorgan Chase & Co.
270 Park Avenue, New York, NY 10017-2070
NYSE symbol: JPM
www.jpmorganchase.com

News release: IMMEDIATE

JPMorgan Chase to acquire The Bank of New York’s consumer, small-business and middle-market banking businesses in exchange for corporate trust operations

Chase to add 338 branches serving 600,000 households; will gain deposits of $15 billion

Deal to significantly strengthen Chase’s leadership in New York City/Tri-State region

Deal to increase small-business and commercial banking franchises, adding 100,000 small-business and 2,000 middle-market clients

New York, April 8, 2006 – JPMorgan Chase (NYSE: JPM) today announced an agreement to acquire The Bank of New York Company’s (NYSE: BK) consumer, small-business and middle-market banking businesses in exchange for JPMorgan Chase’s corporate trust business plus a cash payment of $150 million. The Bank of New York businesses being acquired are valued at a premium of $2.30 billion; the JPMorgan Chase corporate trust business being sold is valued at a premium of $2.15 billion. JPMorgan Chase may also make a future payment to The Bank of New York of up to $50 million tied to certain new account openings at Chase.

The Bank of New York business, which includes 338 bank branches serving 600,000 households and over 100,000 businesses, will increase Chase’s core consumer, small-business and middle-market banking businesses in the highly attractive New York City/Tri-State market.

The transaction has been approved by both companies’ boards of directors and is subject to regulatory approvals. It is expected to close in late third quarter or the fourth quarter of 2006.

With the addition of The Bank of New York’s branches, Chase will expand the largest branch network in New York City, will create the largest branch presence both on Long Island and in New York City’s northern suburbs, and will triple its bank locations in New Jersey. In total, the combined business will have more than 750 branch locations and 2,000 ATMs in the New York City/Tri-State area alone.

Investor Contact:	Julia B. Bates	Media Contact:	Joseph Evangelisti
	212-270-7325		212-270-7438

J.P. Morgan Chase & Co. News Release

In the transaction, Chase will also receive consumer, small-business and middle-market loan balances of about $8 billion. And Chase will gain about 2,000 Bank of New York middle-market clients, who will gain access to a full suite of cash management, trade finance and commercial banking services.

JPMorgan Chase CEO Jamie Dimon said, “This is a great addition to our New York City/Tri-State franchise. We fully intend to remain the winner here.” He added, “The transaction reflects our disciplined strategy of investing capital in core businesses where we can leverage scale and expertise for competitive advantage. In addition to being a great strategic fit, the deal is compelling financially.”

Charlie Scharf, head of Chase’s Retail business, added, “This unique opportunity creates an unparalleled platform to deliver a wider array of products to customers in the region. The fit is terrific, and it would have taken many years for either of us alone to forge such a powerful network. The Bank of New York branches bring us a proud history, dedicated employees, loyal customers, and terrific locations, especially in the commuter suburbs. Now, we will begin planning the integration of the new business, which is a top priority.”

Commenting on the sale of the corporate trust business, Dimon said, “We are proud of the outstanding corporate trust business we’ve built, and we are confident it will thrive as part of The Bank of New York, which will continue to invest in it as a core business.”

Dimon affirmed JPMorgan Chase’s commitment to its other processing and securities services businesses: “Our securities processing and cash management franchises are an important and profitable part of our company. These core businesses have meaningful links with our other main business lines and are critical to servicing client needs across the firm. We will continue to make strategic investments to support their technology, product innovation and best-in-class client service.”

Heidi Miller, head of the firm’s Treasury & Securities Services business, added, “We will now concentrate even more on the growth of our securities processing franchise and its connectivity

Investor Contact:	Julia B. Bates	Media Contact:	Joseph Evangelisti
	212-270-7325		212-270-7438

J.P. Morgan Chase & Co. News Release

with our treasury services businesses as we aim to be the global provider of choice to all sectors of the market. Our platform, people, product functionality and firmwide partnerships will enable us to achieve this goal.”

Customers of both companies should continue banking as usual. Chase expects to convert The Bank of New York’s consumer, small-business and middle-market banking businesses in the New York City/Tri-State area to the Chase brand and technology platform in 2007. Bank of New York customers should be able to access Chase’s extensive ATM network in late 2006.

JPMorgan Chase expects to recognize an after-tax gain on the sale of the corporate trust business estimated at approximately $600 million to $700 million upon the deal’s closing.

JPMorgan Chase will host a conference call for investors on Monday, April 10, at 10:30 a.m. to review the acquisition of Bank of New York's consumer, small-business and middle-market banking businesses. Investors can call (800) 819-9193 (domestic) / (913) 981-4911 (international) or listen via live audio webcast. The live audio webcast and presentation slides will be available on www.jpmorganchase.com under Investor Relations, Investor Presentations. A replay of the conference call will be available beginning at 1:30 p.m. (Eastern time) on April 10, 2006, through midnight, April 17, 2006, at (888) 203-1112 (domestic) or (719) 457-0820 (international); access code 4461532. The replay also will be available on www.jpmorganchase.com.

About JPMorgan Chase

JPMorgan Chase is a leading global financial services firm with assets of $1.2 trillion and operations in more than 50 countries. The firm is a leader in financial services for consumers and businesses, investment banking, financial transaction processing, asset and wealth management, and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase has its corporate headquarters in New York and its U.S. consumer and commercial banking headquarters in Chicago. Under the JPMorgan, Chase, and Bank One brands, the firm serves millions of consumers in the United States and many of the world’s most prominent

Investor Contact:	Julia B. Bates	Media Contact:	Joseph Evangelisti
	212-270-7325		212-270-7438

J.P. Morgan Chase & Co.
News Release

corporate, institutional and government clients. Information about the firm is available at www.jpmorganchase.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause this difference—many of which are beyond the firm’s control—include the following: changes in local, national or international economic or market conditions that affect the retail banking business or the corporate trust business; changes in the financial performance of the business JPMorgan Chase is purchasing or the business it is selling; regulatory or legal issues, such as unanticipated difficulties in securing the regulatory or other approvals or consents required in connection with the transactions; difficulties or delays in converting the businesses between the parties’ information systems, or any inability to integrate the business being purchased as fully, or in as timely or cost-efficient a manner, as is expected; and costs associated with the transaction, or employee or customer attrition, are greater than expected. Additional factors that could cause JPMorgan Chase’s results to differ materially from those described in the forward-looking statements are discussed in Part 1, Item 1A: Risk Factors, and under the heading “Forward-looking Statements” on the Firm’s Annual Report on Form 10-K for the year ended December 31, 2005. There is no assurance that any list of risks and uncertainties or risk factors is complete. The Annual Report is on file with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).

# # #

Investor Contact:	Julia B. Bates	Media Contact:	Joseph Evangelisti
	212-270-7325		212-270-7438